                                                                  Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MANO Holdings Corporation and
     KBMC Acquisition Company, L.P.:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this prospectus.

                                                            ARTHUR ANDERSEN LLP

Roseland, New Jersey
October 27, 1998